                              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 19, 1998

                                                                                                          REGISTRATION NO. 333-65659
====================================================================================================================================
                                                 SECURITIES AND EXCHANGE COMMISSION
                                                       WASHINGTON, D.C. 20549

                                                           Amendment No 1
                                                                 to

                                                              FORM S-3
                                                       REGISTRATION STATEMENT
                                                                UNDER
                                                     THE SECURITIES ACT OF 1933

                                                           ---------------

                                                   FLEXTRONICS INTERNATIONAL LTD.
                                       (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                  SINGAPORE                                   0-23354                                     NOT APPLICABLE
(STATE OR OTHER JURISDICTION OF INCORPORATION)         (COMMISSION FILE NUMBER)                (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                                          ------------------
                                                      514 CHAI CHEE LANE #04-13
                                                      1 BEDOK INDUSTRIAL ESTATE
                                                          SINGAPORE 469029
                                                            (65) 449-5255
                                         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                                  INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                                        --------------------

                                                          MICHAEL E. MARKS
                                                       CHIEF EXECUTIVE OFFICER
                                                   FLEXTRONICS INTERNATIONAL LTD.
                                                         2090 FORTUNE DRIVE
                                                     SAN JOSE, CALIFORNIA 95131
                                                           (408) 428-1300
                                      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                                             INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                                       ----------------------

                                                             COPIES TO:
                                                      GORDON K. DAVIDSON, ESQ.
                                                       DAVID K. MICHAELS, ESQ.
                                                          TRAM T. PHI, ESQ.
                                                         FENWICK & WEST LLP
                                                        TWO PALO ALTO SQUARE
                                                     PALO ALTO, CALIFORNIA 94306

                                                       ----------------------

     APPROXIMATE  DATE OF  COMMENCEMENT  OF  PROPOSED  SALE TO THE  PUBLIC:  From  time to time  after  the  effective  date of this
Registration Statement.

     If the only securities  being registered on this Form are being offered  pursuant to dividend or interest  reinvestment  plans, please check the following box. [ ]

     If any of the securities  being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933,  other than securities  offered only in connection with dividend or interest  reinvestment  plans, check the following box. [X]

     If this Form is filed to register  additional  securities  for an offering  pursuant to Rule 462(b) under the  Securities  Act, please check the following box and list the Securities  Act  registration  statement  number of the earlier  effective  registration statement for the same offering.

     If this Form is a post-effective  amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which  specifically  states that this  Registration  Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the  Registration  Statement shall become effective on such date as the Commission, acting pursant to said Section 8 (a), may determine.

                         FLEXTRONICS INTERNATIONAL LTD.


                         UP TO 3,262,403 ORDINARY SHARES
                           (S$.01 PAR VALUE PER SHARE)

                             ----------------------

     This Prospectus relates to the public resale, which is not being underwritten, from time to time of up to 4,222,667 Ordinary Shares, S$.01 par value per share, of Flextronics International Ltd. ("Flextronics" or the "Company"). All 3,262,403 shares (the "Shares") may be offered by certain shareholders of the Company or by pledges, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer (the "Selling Shareholders") who received such shares in connection with the acquisitions of Neutronics
Electronic Industries Holding AG ("Neutronics"), DTM Products, Inc. ("DTM"), Altatron, Inc. and Marathon Business Park LLC (collectively, "Altatron"), Energipilot AB ("Energipilot") and Conexao Informatica Ltda. ("Conexao"). The Shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by
Section 4(2) thereof.

     The Selling Shareholders may sell or distribute some or all of the Shares from time to time through underwriters or dealers or brokers or other agents or directly to one or more purchasers, including pledgees, in transactions (which may involve crosses and block transactions) on Nasdaq, in privately negotiated transactions (including sales pursuant to pledges) or in the over-the-counter market, or in a combination of such transactions. Such transactions may be effected by the Selling Shareholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Brokers, dealers, agents or underwriters participating in such transactions as agent may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders (and, if they act as agent for the purchaser of such shares, from such purchaser). Such discounts, concessions or commissions as to a particular broker, dealer, agent or underwriter might be in excess of those customary in the type of transaction involved. See "Plan of Distribution."

     The Company will not receive any of the proceeds from the sale of the Shares. The Company has agreed to bear certain expenses in connection with the registration of the Shares being offered and sold by the Selling Shareholders.

     The Ordinary Shares are quoted on the Nasdaq National Market under the symbol FLEXF. On October 15, 1998 the closing sale price of the Ordinary Shares was $37.125 per share.

                             -----------------------

     The Selling Shareholders and any underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. See "Plan of Distribution" herein for a description of indemnification agreements.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 THE DATE OF THIS PROSPECTUS IS October 19, 1998

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by the Company, any Selling Shareholder or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

                              AVAILABLE INFORMATION

     Flextronics International Ltd. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's regional offices at Suite 1400, Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and 13th Floor, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Company's Ordinary Shares are quoted for trading on the Nasdaq National Market and reports, proxy statements and other information concerning the Company also may be inspected at the offices of the National Association of Securities Dealers, 9513 Key West Avenue, Rockville, Maryland 20850. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission. The address of the site is http://www.sec.gov. The Company's Ordinary Shares are quoted for trading on the Nasdaq National Market and, accordingly, reports, proxy statements and other information concerning the Company may be inspected at the offices of the Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and in each instance in which a copy of such contract is filed as an exhibit to the Registration Statement, reference is made to such copy, and each such statement shall be deemed qualified in all respects by such reference. Copies of the Registration Statement may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

                  INFORMATION INCORPORATED HEREIN BY REFERENCE

     The following documents filed with the Commission (File No. 0-23354) pursuant to the Exchange Act are incorporated herein by reference: (a) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998;
(b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 26, 1998; (c) the Company's Proxy Statement dated August 19, 1998; (d) the description of the Company's Ordinary Shares, $.01 par value per share, contained in its Registration Statement on Form 8-A dated January 31, 1994, including any amendment or report filed for the purpose of updating such description; and (e) all other documents filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which are incorporated herein by reference (other than exhibits to such information, unless such exhibits are specifically incorporated by reference into the information this Prospectus incorporates). Requests should be directed to

Flextronics International Ltd., 2090 Fortune Drive, San Jose, California 95131, Attention Laurette F. Slawson, Treasurer and Director of Investor Relations, telephone (408) 428-1300.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement or this Prospectus to the extent that a statement contained herein, in a prospectus supplement or in any other document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

                                   THE COMPANY

     Flextronics is a provider of advanced electronics manufacturing services to original equipment manufacturers ("OEMs") in the telecommunications, networking, computer, consumer electronics and medical device industries. Flextronics offers a full range of services including product design, printed circuit board ("PCB") fabrication and assembly, materials procurement, inventory management, final system assembly and testing, packaging and distribution. The components, subassemblies and finished products manufactured by Flextronics incorporate advanced interconnect, miniaturization and packaging technologies, such as surface mount ("SMT"), chip-on-board ("COB"), ball grid array ("BGA") and miniaturized gold-plated PCB technology. The Company's strategy is to use its global manufacturing capabilities and advanced technological expertise to provide its customers with a complete manufacturing solution, highly responsive and flexible service, accelerated time to market and reduced production costs. The Company targets leading OEMs, in growing vertical markets with which it believes it can establish long-term relationships, and serves its customers on a global basis from its strategically located facilities in North America, South America, Asia, Western Europe and Central Europe. The Company's principal executive offices are located at 514 Chai Chee Lane, #04-13, 1 Bedok Industrial Estate, Singapore 469029 and its telephone number is 65-449-5255.

                        ENFORCEMENT OF CIVIL LIABILITIES

     The Company is incorporated in Singapore under the Companies Act. Certain of its directors and executive officers (and certain experts named in this Prospectus) reside in Singapore. All or a substantial portion of the assets of such persons, and a substantial portion of the assets of the Company (other than its U.S. subsidiaries), are located outside the United States. As a result, it may not be possible for persons purchasing Ordinary Shares to effect service of process within the United States upon such persons or the Company or to enforce against them, in the United States courts, judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. The Company has been advised by its Singapore legal advisors, Allen & Gledhill, that there is doubt as to the enforceability in Singapore, either in original actions or in actions for the enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

                              SELLING SHAREHOLDERS

     The following table sets forth certain information regarding the shares beneficially owned by the Selling Shareholders as of September 1, 1998, the
shares that may be offered and sold from time to time by the Selling Shareholders pursuant to this Prospectus (assuming each Selling Shareholder sells all of the Ordinary Shares offered hereby) and the nature of any position, office or other material relationship which each Selling Shareholder has had with the Company. Except as indicated below, the shares that may be offered and sold pursuant to this Prospectus represent all of the shares beneficially owned by each Selling Shareholder as of September 1, 1998. All of such shares were acquired by the Selling Shareholders in connection with the Company's acquisitions of Neutronics, Energipilot, DTM, Conexao and Altatron. Because the Selling Shareholders may offer from time to time all or some of the Shares which they hold pursuant to the transactions contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, no assurances can be given as to the actual number of Shares that will be sold by any Selling Shareholder or that will be held by the Selling Shareholders after completion of such sales. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all the shares beneficially owned, subject to community property laws where applicable.

                                                               SHARES BENEFICIALLY      MAXIMUM
                                                                      OWNED(1)         NUMBER OF
                                                             -----------------------   SHARES TO
NAMES OF SELLING SHAREHOLDER                                   NUMBER     PERCENT(2)   TO OFFERED
-------------------------------------------------------      ---------   ----------   ------------
Bo Sjunnesson(3)..............................                 30,000        *            30,000
Osterreichische Philips Industrie GmbH(4).....                831,125        4.0%        831,125
Philips Beteiligungs GmbH(4)..................                266,875        1.3%        266,875
Hui Shing Leong(5)............................                930,480        4.5%        922,980
Walter Mayrhofer(6)...........................                 51,000        *            51,000
Robert J. Grubb(7)............................                165,245        *           165,245
Nicole Leann Grubb Trust......................                  3,930        *             3,930
Kristen Lee Grubb Trust.......................                  3,930        *             3,930
Kenneth Garrett Grubb Trust...................                  2,620        *             2,620
Capone Investments, Inc.......................                 16,830        *            16,830
Plum Street Investments, Ltd..................                 33,660        *            33,660
Celso Moraes Camargo Filho(8) ................                303,288        *           303,288
3C Comercio E Participacoes(9)...............                 303,288        *           303,288
Joseph L. Jeng(10)............................                630,920        *           630,920
Marrina C. Jeng(11)...........................                630,920        *           630,920

----------------
*    Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has voting or investment power with respect to such shares. Ordinary Shares subject to options that are currently exercisable or exercisable within 60 days after September 1, 1998 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Percentage ownership is based upon 20,624,411 outstanding Ordinary Shares as of October 1, 1998.

(3) Mr. Bo Sjunnesson is an officer of a subsidiary of the Company, and was a director, officer and the sole shareholder of Energipilot prior to its acquisition by the Company.

(4) Osterreichische Philips Industrie GmbH and Philips Beteiligungs GmbH were shareholders of Neutronics until its acquisition by the Company, and are affiliates of Philips Electronics, a significant customer of the Company.

(5) Mr. Hui Shing Leong is a director of the Company, and was a director and shareholder of Neutronics until its acquisition by the Company. Shares beneficially owned by Mr. Hui include 7,500 shares subject to options exercisable within 60 days after October 1, 1998 held by Mr. Hui.

(6) Mr. Walter Mayrhofer is an officer of a subsidiary of the Company and was a director, officer and shareholder of Neutronics until its acquisition by the Company.

(7) Mr. Robert J. Grubb is an officer of a subsidiary of the Company, and was an officer, director and shareholder of DTM until its acquisition by the Company.

(8) Mr. Celso Moraes Camargo Filho is an officer of a subsidiary of the Company and was an officer, director and member of Conexao until its acquisition by the Company. Shares beneficially owned by Mr. Celso Moraes Camargo Filho include 31 shares held by 3C Comercio E Participacoes Ltda. See Note 9.

(9) Shares beneficially owned by 3C Comercio E Participacoes Ltda. include 303,257 shares held by Mr. Celso Moraes Camargo Filho, who controls 3C Comercio E Participacoes Ltda. See Note 8.

(10) Shares beneficially owned by Mr. Joseph L. Jeng include 315,460 shares held by Mrs. Marrina C. Jeng. See Note 11. Mr. Jeng was an officer and director of Altatron until its acquisition by the Company.

(11) Shares beneficially owned by Mrs. Marrina C. Jeng include 315,460 shares held by Mr. Joseph L. Jeng. See Note 10. Ms. Jeng was an officer and director of Altatron until its acquisition by the Company.

                              PLAN OF DISTRIBUTION

     The Selling Shareholders may sell or distribute some or all of the Shares from time to time through underwriters or dealers or brokers or other agents or directly to one or more purchasers, including pledgees, in transactions (which may involve crosses and block transactions) on Nasdaq, in privately negotiated transactions (including sales pursuant to pledges) or in the over-the-counter market, or in a combination of such transactions. Such transactions may be effected by the Selling Shareholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Brokers, dealers, agents or underwriters participating in such transactions as agent may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders (and, if they act as agent for the purchaser of such shares, from such purchaser). Such discounts, concessions or commissions as to a particular broker, dealer, agent or underwriter might be in excess of those customary in the type of transaction involved. This Prospectus also may be used, with the Company's consent, by donees or pledgees of the Selling Shareholders, or by other persons acquiring Shares and who wish to offer and sell such Shares under circumstances requiring or making desirable its use.

     The Selling Shareholders and any such underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither the Company nor the Selling Shareholders can presently estimate the amount of such compensation.

     The Company will pay substantially all of the expenses incident to this Offering of the Shares by the Selling Shareholders to the public other than commissions and discounts of underwriters, brokers, dealers or agents. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities arising under the Securities Act, in connection with the offer and sale of the Shares, and Selling Shareholders may indemnify brokers, dealers, agents or underwriters that participate in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

     In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     The Shares were originally issued to former shareholders of Neutronics, DTM, Energipilot, Conexao and Altatron in connection with the acquisitions of such companies pursuant to exemptions from the registration requirements of the Securities Act provided by Section 4(2) thereof. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview" and "Business -- Recent Acquisitions." The Company has agreed to pay all fees and expenses incident to the filing of this Registration Statement.

                                  LEGAL MATTERS

     The validity of the securities offered hereby has been passed upon for the Company by Allen & Gledhill, Singapore.

================================================================================

NO DEALER, SALES REPRESENTATIVE, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE ORDINARY SHARES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information ....................................................   2
Information Incorporated Herein By Reference .............................   2
The Company ..............................................................   3
Enforcement of Civil Liabilities .........................................   3
Selling Shareholders .....................................................   4
Plan of Distribution .....................................................   4
Legal Matters ............................................................   6


================================================================================

================================================================================




                         ------------------------------
                                   PROSPECTUS
                         ------------------------------



                                October 19, 1998




================================================================================

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth an itemized statement of all estimated expenses in connection with the issuance and distribution of the securities being registered:


         SEC Registration fee........................................  $ 15,483
         Printing and engraving expenses.............................     5,000
         Legal expenses..............................................    10,000
         Blue Sky expenses...........................................     5,000
         Accounting fees and expenses................................    10,000
         Miscellaneous...............................................     4,517
                                                                       --------
                   Total.............................................  $ 50,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     As permitted by the laws of Singapore, the Articles of Association of the Company provide that, subject to the Companies Act, the Company's Directors and officers will be indemnified by the Company against any liability incurred by them in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to have been done as an officer, Director or employee of the Company and in which judgment is given in their favor or in which they are acquitted or in connection with any application under any statute for relief from liability in respect thereof in which relief is granted by the court. Directors and officers may not be indemnified by the Company against any liability which by law would otherwise attach to them in respect of any negligence, default, breach of duty or breach of trust of which they may be guilty in relation to the Company.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS AND SCHEDULES.

EXHIBIT
 NUMBER                         EXHIBIT TITLE
 ------                         -------------
 5.1 Opinion and Consent of Allen & Gledhill with respect to the Ordinary Shares being registered.*
23.1    Consent of Arthur Andersen LLP.*
23.2    Consent of Moore Stephens.*
23.3    Consent of Allen & Gledhill (included in Exhibit 5.1).
24.1    Power of Attorney*

*       Previosly filed


ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by (i) and
(ii) is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Jose, State of California on this 19 day of October, 1998.


                                               FLEXTRONICS INTERNATIONAL LTD.

                                               By: /s/ MICHAEL E. MARKS
                                                   -----------------------------
                                                    Michael E. Marks


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature                                                   Title                                     Date
/s/ MICHAEL E. MARKS                      Chairman  of  the  Board  and  Chief  Executive        October 19, 1998
------------------------------            Officer (principal executive officer)
Michael E. Marks


         *
------------------------------            President, Asia Pacific Operations and Director        October 19, 1998
Tsui Sung Lam


/s/ ROBERT R.B. DYKES
------------------------------            Senior   Vice    President   of   Finance   and        October 19, 1998
Robert R.B. Dykes                         Administration   and  Chief  Financial  Officer
                                          (principal financial and accounting officer)


         *
------------------------------            Senior  Vice  President,  Worldwide  Sales  and        October 19, 1998
Stephen J.L. Rees                         Marketing and Director


         *
------------------------------            Director                                               October 19, 1998
Michael J. Moritz


         *
------------------------------            Director                                               October 19, 1998
Richard L. Sharp


         *
------------------------------            Director                                               October 19, 1998
Patrick Foley


         *
------------------------------            Director                                               October 19, 1998
Alain Ahkong


         *
------------------------------            Director                                               October 19, 1998
Hui Shing Leong


* By: /s/ Michael E. Marks
      --------------------------
      Michael E. Marks
      Attorney - in - fact






                                  EXHIBIT INDEX
                                                                    SEQUENTIALLY
EXHIBIT                                                               NUMBERED
NUMBER     DESCRIPTION OF DOCUMENT                                      PAGE
------     -----------------------                                      ----

5.1 Opinion and Consent of Allen & Gledhill with respect to the Ordinary Shares being registered.*
23.1       Consent of Arthur Andersen LLP.*
23.2       Consent of Moore Stephens.*
23.3       Consent of Allen & Gledhill (included in Exhibit 5.1).
24.1       Power of Attorney.*

* Previously filed